Exhibit 32.1

Sterling Mining Company and Subsidiary

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350

I, J. Kenney Berscht, President of Sterling Mining Company (“Sterling”), certify that:

1.	This Form 10-Q report of Sterling (“report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	This information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Sterling.

Date: August 8, 2008

/s/ J. Kenney Berscht
J. Kenney Berscht
Principal Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Sterling and will be retained by Sterling and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Form 10-Q.